Exhibit 10.1

Agreement Concerning Reimbursement Of Attorneys’ Fees, Costs And Expenses,

Future Attorneys’ Fees, Costs And Expenses, And Indemnification

This Agreement is made this 16th day of October, 2014, by and between Landmark Apartment Trust of America Holdings, LP, a Virginia limited partnership (“LATA”), Daytona Seabreeze, LLC, a Delaware limited liability company (“Daytona Seabreeze”), Seabreeze Daytona Marina, LLC, a Delaware limited liability company (“Seabreeze Daytona” and, together with LATA and Daytona Seabreeze, the “Companies”), Joseph Lubeck (“Mr. Lubeck”) and SFLP Diplomatic, LLC, a Florida limited liability company (“SFLP” and, together with the Companies and Mr. Lubeck, the “Parties”).

WHEREAS, the Parties are Defendants in an action entitled CJK Daytona Seabreeze, LLC v. Joseph Lubeck, et al., Case No. 2012-CA-016502, in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (the “Lawsuit”); and

WHEREAS, the Parties are currently represented by the same counsel, Howard DuBosar of DuBosar Navon, PLLC; and

WHEREAS, Mr. Lubeck and SFLP each agree to indemnify the Companies for all of the legal fees, costs and expenses incurred to date and for all future legal fees, costs and expenses incurred in connection with the Lawsuit. Mr. Lubeck and SFLP also agree to indemnify the Companies against any adverse consequences of the Lawsuit.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed and do agree as follows:

1. Indemnification. Each of Mr. Lubeck and SFLP, jointly and severally, hereby indemnifies and holds harmless each of the Companies, as well as their parent or holding companies, affiliates, subsidiaries, customers, officers, directors, employees, attorneys and assigns of any of them (collectively the “Indemnified Parties”) for any direct or indirect damages, losses, costs, or expenses of any kind or nature (for example, including but not limited to any loss in interest, at cost, in Daytona Seabreeze and/or Seabreeze Daytona), including but not limited to attorneys’ fees, court costs, interest, expenses and enhanced damages awarded or assessed against any of the Indemnified Parties in the Lawsuit. Each of Mr. Lubeck and SFLP, jointly and severally, also indemnifies and holds harmless the Indemnified Parties for any amounts paid in settlement of the Litigation, if Mr. Lubeck and/or SFLP approves of the settlement.

2. Past Attorneys’ Fees. LATA made a demand upon Mr. Lubeck and SFLP to indemnify it for the attorneys’ fees, costs and expenses incurred by LATA by reason of the Companies having been sued in the Lawsuit, and Mr. Lubeck and SFLP have agreed to pay a total sum of $166,118.41 to LATA to indemnify it against attorneys’ fees and costs incurred by LATA in connection with the Lawsuit from the time the

Lawsuit was filed until the date of this Agreement. The payment by Mr. Lubeck and SFLP of $166,118.41 to LATA is in full satisfaction of all of their obligations to LATA for attorneys’ fees and costs arising out of or relating to the Lawsuit, from the date the Lawsuit was filed until the date of this Agreement. This obligation is joint and several as to each of Mr. Lubeck and SFLP.

LATA acknowledges receipt of $180,551.00, paid by Mr. Lubeck, SFLP and Mr. Richard Zahn, to satisfy this obligation. As a result, LATA will return $14,432.59 as Mr. Lubeck and SFLP may direct.

3. Future Attorneys’ Fees. Mr. Lubeck and SFLP shall pay all legal fees, costs and expenses incurred by the Companies in defense of the Lawsuit. The Parties shall direct any lawyer(s) representing them in the Lawsuit to direct their invoices to Mr. Lubeck and/or SFLP, who shall promptly pay all such invoices. This obligation is joint and several as to each of Mr. Lubeck and SFLP.

4. Cooperation. The Parties shall cooperate fully with each other in the defense of the Lawsuit, and each shall make available to the others any and all witnesses and information that could be helpful in defending or otherwise dealing with the Lawsuit. The Parties shall execute a formal joint defense or similar agreement if recommended by their counsel in the Lawsuit. This paragraph shall not require the Companies or their counsel to disclose to the other Parties hereto any information relating to the Companies’ confidential information (in the Companies’ sole discretion), except insofar as that information has been or will be disclosed to Plaintiff in the Lawsuit during discovery and is not protected from disclosure to the other Parties by the terms of a protective order.

5. Amendments. Notwithstanding any other provisions of this Agreement to the contrary, this Agreement may not be modified or varied, other than by a written document executed by all of the Parties. This provision cannot be orally waived.

6. Waiver. No waiver by any Party of any breach of any provision of this Agreement shall be construed as a waiver of any other breach of the same or of any other covenant, agreement or undertaking, nor shall any such waiver affect the right of any party to require the strict performance thereof on any other occasion.

7. Choice of Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to conflict of law principles of such State.

8. Further Assurances. Each Party shall execute and deliver to the other Party, upon that Party’s written request, all instruments and do such further acts and things as the requesting party may reasonably request when necessary to effectuate the purpose(s) of this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts each of which once executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. One or more counterparts of this Agreement may be delivered via facsimile or email with the intention that they would have the same effect as an original executed counterpart thereof.

10. Validity. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11. Binding. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns, heirs and personal representatives.

12. Separate Counsel. Nothing in this Agreement requires the Parties to use the same counsel in the Lawsuit. The rights, duties and obligations set forth in this Agreement are binding in the event the Companies engage separate counsel in the future, at their sole discretion and judgment.

13. The Marina Cases. Daytona Seabreeze and Seabreeze Daytona are parties to three lawsuits involving the development of a submerged parcel under the Halifax River, which is currently planned for a marina: Daytona Seabreeze I, LLC, et. al., v. City of Daytona Beach, Florida (Case No. 2013 30639, in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida), Shamrock-Shamrock, Inc. v. The City of Daytona Beach (Case No. 2012-33136 CICI, in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida), and Shamrock-Shamrock, Inc. v. City of Daytona Beach (Case No. 2012 33134 C1C1, in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida) (collectively, “the Marina Cases”). LATA has paid legal fees in connection with the Companies’ participation in the Marina Cases. The Parties agree that LATA shall be responsible for all expenses, legal or otherwise, for the Marina Cases, and agree to hold Mr. Lubeck, SFLP and the Contributory Parties (under the Contribution Agreement concerning the marina parcel) harmless from and to indemnify them against attorneys’ fees and costs incurred by LATA in connection with the Marina Cases from the time they were filed until the date of this agreement, and that LATA shall pay all future legal fees, costs and expenses incurred by the Companies in prosecution or defense of the Marina Cases. The Companies release Mr. Lubeck and SFLP from all extant legal claims of the Companies concerning the Marina Cases.

IN WITNESS WHEREOF, this 16th day of October, 2014 the Parties have caused the execution of this Agreement.

SIGNATURES ON NEXT PAGE

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP
By: LANDMARK APARTMENT TRUST OF AMERICA, INC.
Its general partner

Witness:	/s/ Will Christian	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

DAYTONA SEABREEZE, LLC
By: LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP
Its sole member
By: LANDMARK APARTMENT TRUST OF AMERICA, INC.
Its general partner

Witness:	/s/ Will Christian	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

ADDITIONAL SIGNATURES ON NEXT PAGE

SEABREEZE DAYTONA MARINA, LLC
By: LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP
Its sole member
By: LANDMARK APARTMENT TRUST OF AMERICA, INC.
Its general partner

Witness:	/s/ Will Christian	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

Witness:		By:	/s/ Joseph Lubeck
Joseph Lubeck, an individual

SFLP DIPLOMATIC, LLC

Witness:		By:	/s/ Michael Simkins
		Name:	Michael Simkins
		Title:	Manager

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